ASSIGNMENT AGREEMENT

THIS AGREEMENT, made and entered into as of this 10th day of October 2006, by and between:

Beijing Liang Fang Pharmaceuticals Co., Ltd., a limited liability corporation duly organized and existing under the laws of the People's Republic of China, and having its head office at 16 Cheng Zhuang Road, Feng Tai District Beijing 100071, People's Republic of China ("Liang Fang"); and

Liu Zhong Yi., an individual residing at No. 3, Fengtai Yungang Town Gaonan Li, Beijing, China 100074, (**"Liu"**);

(Liang Fang and Liu shall individually be referred to as a "Party", and collectively as the "Parties".)

WITNESSETH:

WHEREAS, Liang Fang has entered into a loan agreement with Wu Lan Cha Bu Emergency Hospital ("Wu Lan") on October 10, 2006. In connection with the loan agreement, Liang Fang loaned to Wu Lan 30,000,000 RMB for the construction of a new hospital ward. The loan is non-interest bearing and payable on October 9, 2011; and

WHEREAS, in connection with the loan agreement and contract, Wu Lan has agreed that Liang Fang shall be the exclusive provider for all medicines and disposable medical treatment apparatus to Wu Lan for a period of twenty (20) years; and

NOW, THEREFORE, intending to be bound, the Parties hereto agree as follows:

Article 1. Assignment

1.1 Liang Fang hereby assigns all of its rights, obligations, and receipts under the Loan Agreement to Liu, and Liu hereby accepts such assignment ("Assignment"). Insofar as rights and obligations under the Loan Agreement from the date of execution of this Agreement are concerned, references to Liang Fang therein shall be deemed replaced with references to Liu, except for the rights to revenues from the sale of medical and disposable medical treatment apparatus which will remain with Liang Fang.

1.2 As of the date of execution of this Agreement, except for the rights to revenues from the sale of medical and disposable medical treatment apparatus which will remain with Liang Fang, Liang Fang shall have no further obligations or rights to proceeds from the repayment of the Loan of any kind whatsoever under the Loan Agreement, and the Loan Agreement, including the terms, conditions, covenants, and agreements, contained therein, shall be binding only on Liu and Wu Lan.

Article 2.

As compensation to Liu for accepting the assignment under the loan agreement including all of the risks and obligations and for Liu not accepting the rights to revenues from the sale of medical and disposable medical treatment apparatus which will remain with Liang Fang, Liang Fang agrees to pay Liu an aggregate of 9,000,000 RMB to be paid in 5 equal annual installments of 1,800,000RMB.

Article 3. Indemnification

Liu shall indemnify and hold harmless Liang Fang against any and all loss, liability, damage or expenses which may be incurred by Liu due to any claims of a third party in connection with the breach, default or non-performance of the Loan Agreement by Wu Lan on or after the date of execution of this Agreement.

Article 4. Consent to Assignment by Wu Lan

Pursuant to the foregoing terms and conditions, Wu Lan hereby grants its consent to the Assignment and represents and warrants that it shall not raise any claim against Liang Fang in connection with the breach, default or non-performance of the Loan Agreement by Liu on or after the date of execution of this Agreement.

Article 5. Continued Effectiveness

Except as otherwise provided herein, all terms and conditions of the Loan Agreement shall remain effective with respect to Liang Fang and Wu Lan.

Article 6. Dispute Resolution

This Agreement shall be governed by the laws of the Peoples Republic of China. Any dispute or controversy arising from this Agreement shall be subject to the dispute resolution procedures provided for under the Loan Agreement.

Article 7. General

7.1 This Agreement contains the entire understanding among the Parties hereto with respect to the matters covered herein and supersedes and cancels any prior understanding with respect to the matters covered herein.

7.2 No changes, alterations or modifications hereto shall be effective unless made in writing and signed by all the Parties.

7.3 This Agreement shall be written in the Chinese and English languages, and executed in two (2) copies, each of which shall be deemed an original. In the event of a discrepancy, the Chinese version of this Agreement shall prevail over the English version thereof.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives as of the date first written above and each Party and Wu Lan shall keep one copy, respectively.

Beijing Liang Fang Pharmaceuticals Co. Ltd.

By: ____________________

Name: Liu Zhong Yi

Title: CEO and President

Liu Zhong Yi

By: ____________________

Name: Liu Zhong Yi

Agreed and accepted by:

Wu Lan Cha Bu Emergency Hospital

By: ____________________

Name: Bi Zeng [illegible]

Title: Special Delegate of Wu Lan Cha Bu Emergency Hospital

急救中心